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                                                                   Exhibit 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-98534) and the Registration Statements on Forms S-8 (No. 333-13599, No. 333-13509 and No. 333-13511) of Universal Stainless & Alloy Products, Inc. of our report dated January 20, 1999, appearing on page 20 of the Annual Report to Stockholders which is incorporated by reference into this Annual Report on Form 10-K.


/s/  PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
March 30, 1999